This pre-qualification Offering Circular Amendment No.3 (1-AA) amends the offering circular of Doc.com Inc., as filed on December 1st, 2023, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Pre-Qualification Offering Circular

Amendment No.3

File No. 024-12337

DOC.COM INC.

25,000,000 SHARES OF CLASS A COMMON STOCK

$0.01 PER SHARE

No Minimum Investment

This is the public offering of Doc.com Inc., a Delaware Corporation. We are offering up to 25,000,000 shares of our Class A Common Stock ("Common Stock"), at an offering price of $0.01 per share (the "Offered Shares"). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to ninety (90) days or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). There is no minimum purchase requirement.

These securities are speculative securities. Investment in the Company’s common stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

Subscriptions are irrevocable and the purchase price is non-refundable. All proceeds received by the Company from subscribers for the Offered Shares will be available for use by the Company upon acceptance of subscriptions by the Company. The Company may dispose of the proceeds in accordance with the “Use of Proceeds” section of this Offering Circular.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F) of the Securities and Exchange Commission. This Offering will be conducted on a “best-efforts” basis. No person will receive any commission or any other remuneration in connection with this Offering.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Doc.com Inc., has two classes of common shares: Class A common shares, and Class B common shares, which we refer to collectively as our ‘‘common shares.’’ Each Class A common share has one vote on all matters submitted to a vote of stockholders. Each Class B common share has twenty votes on all matters submitted to a vote of stockholders. Our Chief Executive Officer, Charles Nader, owns 15,000,000 Class B shares and as a result, has majority voting control of the company.

The Company is using the S-1 (Part I) disclosure format in this Offering Circular.	Per Share	Total Maximum
Public Offering Price	$0.01	$250,000
Underwriting/Sales Commissions	$ --	$ ----
Proceeds to Company	$0.01	$250,000

Our Board of Directors used its business judgment in setting a value of $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is developing telehealth services for consumers. The Company also plans to sell over-the-counter products as well as the sale of epidemiological analytics.

December 2023

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Doc.com” “we,” the “Company,” “our” and “us” refer to the business and operations of Doc.com Inc.

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement. See the section of this Offering Circular entitled “Where You Can Find More Information” for more details.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions. Our Class A Common Stock will be offered and sold only to “qualified purchasers” until such time that our Class A Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act of 1933 (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under  “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward- looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of our business;

Concerns about our ability to continue as a “going concern;” Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses; Our ability to finance our businesses;

Our ability to promote our businesses; and

Our ability to compete and succeed in highly competitive and evolving businesses.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to amend this Offering Circular or otherwise make public statements updating our forward-looking statements.

THE OFFERING

Securities offered: A maximum of 25,000,000 shares of Class A common stock.

Number of Class A common shares outstanding before the offering

158,242,708.34 shares

Number of Class A common shares to be outstanding after the offering

183,242,708.34 shares, if all Offered Shares are sold.

Price per share:$0.01

Use of proceeds:If we sell all of the shares being offered, our net proceeds (after estimated offering expenses) will be $205,000 We will use these net proceeds for marketing, printing, software development, office equipment, salaries and general corporate purposes.

Risk factors:Investing in our common stock involves a high degree of risk, including: Immediate and substantial dilution and

No market for our common stock. See “Risk Factors.”

As of the date of this Offering Circular, we had 15,000,000 outstanding shares of Class B common stock. The shares of the Class B common stock are not being offered by means of this Offering Circular.

RISK FACTORS

An investment in our Class A common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing Class A shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk factors related to our business.

Our business could be adversely affected by ongoing legal challenges to our business model or by new state actions restricting our ability to provide the full range of our services in certain states.

Our ability to conduct business in each state is dependent upon the state's treatment of telemedicine (and of remote healthcare delivery in general, such as the permissibility of, and requirements for, physician cross-coverage practice) under such state's laws, rules and policies governing the practice of medicine, which are subject to changing political, regulatory and other influences. Cross-coverage regulation refers to the state rules under which one doctor is permitted to treat the regular patients of another doctor remotely. Some state medical boards have established new rules or interpreted existing rules in a manner that limits or restricts our ability to conduct our business as currently conducted. Some of these actions could result in litigation and the suspension of our operations in certain states.

We will be dependent on our relationships with affiliated professional entities, which we do not own, to provide physician services, and our business would be adversely affected if those relationships were disrupted.

In all 50 states and the District of Columbia, we are prevented from employing physicians, directing the clinical practice of physicians, or holding an ownership interest in an entity that employs physicians. As a result, we will be dependent on independent service providers which are owned and staffed by doctors to render the services needed by our clients.

We depend on our senior management team, and the loss of one or more of our executive officers or key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. We rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives.

To continue to execute our growth strategy, we also must attract and retain highly skilled personnel. Competition is intense for qualified professionals. We may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in the healthcare market is limited overall. In addition, many of the companies with which we compete for experienced personnel have greater resources than we have.

In addition, in making employment decisions, particularly in high-technology industries, job candidates often consider the value of the stock options or other equity instruments they are to receive in connection with their employment. Volatility in the price of our stock may, therefore, adversely affect our ability to attract or retain highly skilled personnel. Further, the requirement to expense stock options and other equity instruments may discourage us from granting the size or type of stock option or equity awards that job candidates require to join our company. Failure to attract new personnel or failure to retain and motivate our current personnel, could have a material adverse effect on our business, financial condition and results of operation.

Our software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business, financial condition and results of operations.

Our platform provides our future members and providers with the ability to, among other things, register for our services; complete, view and edit medical history; request a visit (either scheduled or on demand) and conduct a visit (via video or phone) purchase necessary prescription medication provided by independent healthcare provider or over the counter products and have it delivered to them. Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary applications from operating properly. We will be implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance. Moreover, data services are complex and those we plan to offer and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our new software and applications and services may arise in the future and may result from the interface of our software with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors, and any failure by us to identify and address them, could result in loss of revenue or market share, diversion of development resources, harm to our reputation and increased service and maintenance costs. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on our business, financial condition and results of operations.

Cybersecurity risks and cyber incidents could have a material adverse effect on our business, operations, financial condition, or results of operations. Therefore, cybersecurity is a significant risk factor for our company and our investors.

We rely on our app, information technology systems and networks to process, transmit, and store electronic information, and to manage or support a variety of our business processes and activities. We also use information technology systems and networks to communicate with our employees, customers, suppliers, and other third parties. In addition, we collect and store sensitive data, including intellectual property, proprietary business information, personal information of our employees and customers, and financial information, in our data centers and on our networks. The secure operation of our application, and the processing and maintenance of this information, are critical to our business operations and strategy.

Despite our implementation of security measures, our information technology systems and networks are vulnerable to damage, unauthorized access, theft, misuse, or other cyberattacks. These events could result from a variety of sources, including third parties such as hackers, cybercriminals, nation-state actors, activists, or insiders, as well as natural disasters, power outages, or human error. A cyberattack could compromise the confidentiality, integrity, or availability of our app, or the information or our customers, suppliers, or other third parties. A cyberattack could also disrupt or degrade our operations, damage our reputation, expose us to litigation or regulatory actions, or result in a loss of competitive advantage, customers, or revenues.

We have not experienced any cyber incidents in the past, such as unauthorized access to our app, denial-of-service attacks, phishing attempts, and malware infections. Although we haven’t had any incidents that had a material adverse effect on our business, operations, financial condition, or results, we cannot assure you that we will not suffer severe or frequent cyber incidents in the future, or that we will be able to prevent, detect, or mitigate them in a timely manner. We continually monitor and seek to improve our information technology systems and apps, as well as our cybersecurity policies and practices, to protect against cyber threats. However, the techniques used by cyber attackers change frequently and may not be recognized until launched. As a result, we may not be able to anticipate, prevent, or adequately respond to all cyberattacks, and our security measures may not be sufficient to prevent unauthorized access to or use of our information or systems.

We have established a cybersecurity risk management program, which is overseen by our management. Cybersecurity risk management program includes policies, procedures, and controls designed to identify, assess, and mitigate cybersecurity risks, as well as to respond to and recover from cyber incidents. We also provide regular training and awareness programs to our employees and contractors on cybersecurity best practices and their responsibilities. Furthermore, we have implemented a cybersecurity strategy that aligns with industry standards and frameworks, such as the National Institute of Standards and Technology (NIST) Cybersecurity Framework and the Center for Internet Security (CIS) Critical Security Controls. Our cybersecurity strategy focuses on four key areas: protecting our most critical assets and data, enhancing our detection and response capabilities, strengthening our resilience and recovery plans, and fostering a culture of cybersecurity across our organization.

Cybersecurity risks and cyber incidents could have a material adverse effect on our business, operations, financial condition, or results.

We may be unable to successfully execute on our growth initiatives, business strategies or operating plans.

We are planning to execute a number of growth initiatives, strategies and operating plans designed to enhance our business. The anticipated benefits from these efforts are based on several assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits, including growth targets and cost savings, that we expect to achieve or it may be more costly to do so than we anticipate. A variety of risks could cause us not to realize some or all of the expected benefits. These risks include, among others, delays in the anticipated timing of activities related to such growth initiatives, strategies and operating plans, increased difficulty and cost in implementing these efforts, including difficulties in complying with new regulatory requirements and the incurrence of other unexpected costs associated with operating a new business. Moreover, our continued implementation of these programs may disrupt our operations and performance. As a result, we cannot assure you that we will realize these benefits. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially adversely affected.

We do not carry insurance.

Since we do not carry any insurance, any losses, from whatever cause, will be borne by us.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, result in a material adverse effect on our client base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, or PII, including protected health information, or PHI. These laws and regulations include the Health Information Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations (referred to collectively as HIPAA). HIPAA establishes a set of basic national privacy and security standards for the protection of PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes us.

HIPAA requires healthcare providers to develop and maintain policies and procedures with respect to PHI, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

If we fail to develop widespread brand awareness cost-effectively, our business may suffer.

We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread adoption of our services and attracting new clients. Our brand promotion activities may not generate client awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in doing so, we may fail to attract or retain clients necessary to realize a sufficient return on our brand-building efforts or to achieve the widespread brand awareness that is critical for broad client adoption of our solution.

Our marketing efforts depend significantly on our ability to receive positive references from potential clients.

Our marketing efforts depend significantly on our ability to call upon clients to provide positive references to new, potential clients. The loss or dissatisfaction of any client could substantially harm our brand and reputation, inhibit widespread adoption of our services and impair our ability to attract new clients and maintain existing clients. Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our providers, vendors and clients, our marketing activities and other aspects of our operations. Of particular importance are:

•the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain "designated health services" if the physician or a member of such physician's immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such designated health services;

•the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers;

•state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians' medical decisions or engaging in some practices such as splitting fees with physicians;

•laws that regulate debt collection practices as applied to our debt collection practices;

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business and result in adverse publicity.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

The telehealth market is immature and volatile, and if it does not develop, if it develops more slowly than we expect, or if our services do not drive member engagement, the growth of our business will be harmed.

The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on the willingness of the public to use, and to increase the frequency and extent of their utilization of our services, as well as on our ability to demonstrate the value of telehealth to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. If our clients do not perceive the benefits of our services, or if our services do not drive member engagement, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns regarding patient confidentiality and privacy in the context of telehealth could limit market acceptance of our services. If any of these events occurs, it could have a material adverse effect on our business, financial condition or results of operations.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, including service providers and technology and content providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce the use of our products and services which could result in a decrease in the number of our potential clients. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased client use of our services or increased revenue.

We have not chosen a pharmacy partner yet but have spoken to four candidates in California, Florida, Pennsylvania and New York who are capable of shipping medications nationwide. We will make the decision of what pharmacy partner we plan on using within the first 30 days after our filing is approved.

Our business and growth strategy depend on our ability to secure and maintain and expand a network of qualified Providers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.

Our success is dependent upon our ability to secure and maintain a network of qualified Providers. If we are unable to recruit and retain board-certified physicians and other healthcare professionals, it would have a material adverse effect on our business and ability to grow and would adversely affect our results of operations. In any particular market, Providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our clients or difficulty meeting regulatory or accreditation requirements. Our ability to develop and maintain satisfactory relationships with Providers also may be negatively impacted by other factors not associated with us, such as changes in Medicare and/or Medicaid reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective Provider contracts may result in a loss of or inability to grow our client base, higher costs, healthcare provider network disruptions, less attractive service for our clients and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

Rapid technological change in our industry presents us with significant risks and challenges.

The telehealth market is characterized by rapid technological change, changing consumer requirements, short product life cycles and evolving industry standards. Our success will depend on our ability to enhance our services with next- generation technologies and to develop or to acquire and market new services to access new consumer populations. There is no guarantee that we will possess the resources, either financial or personnel, for the research, design and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated October 3rd, 2023 our independent registered public accounting firm Fruci & Associates II, PLLC stated that our financial statements for the period from inception (March 31, 2021) to December 31, 2022 were prepared assuming the Company will continue as a going concern. Between March 31, 2021 and June 30, 2023 we incurred a net loss of ($1,678,312) We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.

We have only a limited operating history, have incurred losses since our inception which we expect will continue into the future, and we need capital to operate.

We were incorporated on March 31, 2021 and have had limited operations to date. We have not realized any revenues to date. Our accumulated losses from inception (March 31, 2021) to June 30, 2023 were ($1,678,312). Based upon our proposed plans, we expect to incur operating losses in future periods. Since there are substantial costs and expenses associated with development, advertising and promoting our business. We may fail to generate revenue in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to cease business since we will not have the funds to pay our ongoing expenses. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan, we require funding of over $3 million during the next twelve months. (See burn rate chart on pg. 13) After twelve months we may need additional financing.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, should a market ever develop, and our stock price may be more volatile.

Risk factors related to our common stock.

We are selling our Class A shares without an underwriter and may be unable to sell any Class A shares.

Our offering is self-underwritten and we are not going to engage the services of an underwriter to sell the Class A shares. We intend to sell our Class A shares through our officers and directors, who will receive no compensation. Our officers and directors will offer the Class A shares to friends, family members, business associates and others; however, there is no guarantee that they will be able to sell any of the Class A shares. Unless they are successful in selling all of the Class A shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

There is no minimum amount the Company is required to raise in this offering.

This offering is being made on a best-efforts basis and there is no minimum amount the Company is required to raise in this offering. Funds raised in this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the Company does not raise $250,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock, and they may be able to control our company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. As a result of this substantial ownership in our common stock, they will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

The dual class structure of our common stock has the effect of concentrating voting control with our CEO, this will limit or preclude your ability to influence corporate matters.

Our Class A common stock, which is the stock we are offering in this offering, has one vote per share, and our class B common stock has twenty votes per share. Following this offering, our directors, executive officers, and their affiliates will hold approximately 94% of the voting power of our capital stock. This concentrated control will limit or preclude your ability to influence corporate matters in the foreseeable future.

There is presently no public market for the Class A shares being offered by means of this Offering Circular.

Due to the lack of a public market for our common stock, you may have difficulty selling any Class A shares you purchase in this offering.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the Class A shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment. The Company does not intend to seek registration or qualification of its Class A shares which are the subject of this offering in any state or territory of the United States.

We may in the future issue additional shares of our common stock which would reduce investors’ percentage ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 800,000,000 Class A shares of common shares, 50,000,000 Class B common shares, 75,000,000 Class C common shares and 75,000,000 preferred shares. As of the date of this Offering Circular, we had 158,243,704.84 outstanding Class A shares and 15,000,000 outstanding Class B shares. Accordingly, we may issue additional shares of our common stock as well as shares of preferred stock. The future issuance of common and preferred stock may result in substantial dilution in the percentage of our common stock held by our existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Class A shares held by our investors and may have an adverse effect on any trading market for our common stock.

We do not intend to pay any cash dividends on our common stock.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their Class A shares unless they sell their shares at a price in excess of the price paid for the shares. There is no assurance that stockholders will be able to sell Class A shares when desired.

The price of the Class A shares being offered by means of this Offering Circular has been determined arbitrarily by us.

The price of the shares we are offering does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Class A shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the Class A Shares.

You may have difficulty depositing your shares with a broker or selling shares of our common stock which you acquire in this offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

●are considered penny stocks or

●trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this offering may have difficulty selling shares of our common stock.

Broker-dealers may be discouraged from effecting transactions in our Class A shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers with respect to transactions involving “penny stocks”. A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our Class A shares currently are not traded on any exchange nor are they quoted on any platform maintained by the OTC Markets Group.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker- dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

USE OF PROCEEDS

Our public offering of 25,000,000 Class A shares is being made on a self-underwritten basis. There is no minimum number of shares that must be sold in this offering. The offering price per share is $0.01. The following table sets forth the anticipated use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the Offered Shares . There is no assurance that we will raise the full $250,000 as anticipated. The foregoing is subject to change based on circumstances which may exist at a later date. The proceeds from this offering will not be used to compensate the company's officers or directors of the issuer or any of its subsidiaries in this offering.

	25% of Class A shares sold	50% of Class A shares sold	75% of Class A shares sold	100% of Class A shares sold
Gross proceeds from this offering	$ 62,500	$ 125,000	$ 187,500	$ 250,000
Marketing	10,500	15,000	25,500	35,500
Printing of materials	2,500	5,000	7,500	10,000
Platform/software development	20,500	54,000	74,000	100,000
Office equipment	15,000	25,000	35,000	45,000
Salaries and general corporate purposes	14,000	26,000	45,500	59,500
Total	62,500	125,000	187,500	250,000

Expenditures for the 12 months following the completion of this offering are categorized by significant area of activity.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to general corporate purposes, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our negative shareholders’ equity.

The following tables compare the differences of your investment in our Class A shares with the investment of our existing stockholders. As of June 30, 2023, the net tangible book value of our Class A shares of common stock was ($726,331) or $(0.006) per share based upon 125,249,245 Class A shares outstanding. Based upon percentage of shares sold.

Based upon percentage of shares sold.

	100%	75%	50%	25%
Public offering price	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share as of June 30, 2023	$(0.006)	$(0.006)	$(0.006)	$(0.006)
Net tangible book value per share after this offering	$(0.003)	$(0.004)	$(0.004)	$(0.004)
Increase in net tangible book value per share attributable to investors in this offering	$0.003	$0.002	$0.002	$0.002
Dilution per share to new investors	$0.013	$0.014	$0.014	$0.014

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Doc.com Inc. was incorporated on Delaware on March 31, 2021. The Company’s principal executive office is 408 Broadway 2nd floor, New York, New York 10013.

The Company is developing telehealth services for consumers. The Company also plans to sell over-the- counter products and epidemiological analytics based on our clients' use of our services.

To date, the Company’s activities have been limited to raising capital, organizational matters, launching the Company’s website and the structuring of its business plan. The Company has not generated any revenue since its inception.

Doc.com will be a digital healthcare company that provides initial no cost consultations to patients with doctors, psychologists and veterinarians and sells over the counter products to patients as well as displays educational content and advertisements during waiting periods. Artificial intelligence will be used to speed up consultation times and improve healthcare outcomes by suggesting improvements in diagnosis to healthcare professionals and offering statistics on telehealth consultations. Expected revenue streams are through the sale of over-the-counter products, billing insurance companies through a third-party biller for those patients who have insurance and charging a service fee, and displaying ads to patients during the waiting period to speak to a healthcare professional. Our initial target market is patients in the United States who have smartphones and are in need of prescription drugs or over-the-counter healthcare products.

Operating Results

We have not generated any revenue since our inception.  The net loss for the year 2022 was $(1,080,628). The Company did not have any revenue or expenses during the period ended December 31, 2023.

During 2023 our net loss is expected to be $(950,000) (This does not tie to the burn chart below) and de minimis fixed asset base increase. With an expected minimum cash outlay of $1,050,000 (This does not tie to the burn chart below) the Company is seeking funding of $250,000.

Liquidity and Capital Resources

Since the Company’s inception, the Company issued shares to friends and family to fund its operations.  Between February 1, 2022, and December 31, 2022, a total of $757,970 was raised in private offerings of our common stock. Subsequent to June 30, 2023, the Company raised an additional $709,178.(Why is this not mentioned in the “Subsequent Events” notes to the 6-30-23 financials?)

Plan of Operations

Over the next 12 months, the Company intends to engage in a variety of milestones, mostly related to marketing, sales, technical development, further advancement of our artificial intelligence platform and hiring of key employees. To achieve these milestones, our executive team has estimated the net cash burn to be -$888,476, -$2,569,972, -$6,043,991 and -$3,803,211 for each quarter respectively. (Please see the chart of milestones and quarterly spending below.)

The following is a review of the milestones per quarter:

Q1: The target is to successfully launch our telemedicine and medical marketplace. The plan is built with the assumption that we will be able to raise up to $250,000 via this Offering and raise additional funding via convertible notes in order to hire sales, marketing, and technology personnel. The response and the increase in the number of users with our current pilot program is encouraging. We are targeting new vendors and healthcare professionals to onboard into the Doc network.

In order to prepare ourselves for growth in 2Q and beyond, we plan to hire a total of 2 sales and marketing team members. We currently do not have a sales team and have recently hired a Director of Marketing to help prepare the market and PR launch. Also, we intend to hire an additional 4 more team members across Technology, Operations  and General Administration.

Q2: The milestones during our second quarter of operations are to focus on increasing the number patient and doctor interaction, continue to increase the Company’s geographical service area, and expand further on the vendor supplied marketplace.

We anticipate to have provider and medical supply revenue generated towards the end of the second quarter.

Q3: The milestones during the third quarter are to stabilize and establish business performance metrics. Our focus during this quarter will be to achieve the targeted recurring subscription and advertising revenue. This metrics is key for us since it will establish the carry-forward sales revenue into 2025.

We will continue to develop the product platform optimizing it with this assistance of artificial intelligence and well established strategic partnerships.

Q4: The milestones during our fourth quarter of operations is to be fully operational in Ohio, Kentucky, Pennsylvania, Michigan, Indiana, Illinois, and West Virginia.

It is the opinion of the Board of Directors and the executive team that our initial raise process post approval from the SEC will raise up to $250,000. We estimated our spending to be in excess of the raise amounts and will need to continue to raise capital to grow to a point of sustainability, which we anticipate will by 2026.

BUSINESS

We were incorporated in Delaware on March 31, 2021, as DOC.COM INC a corporation. The Company is developing telehealth Tech services for consumers. The Company is a platform that refers patients to healthcare professionals with a marketplace to sell over the counter products.

To date, the Company’s activities have been limited to raising capital, organizational matters, launching the Company’s website and the structuring of its business plan. The Company has not generated any revenue since its inception.

Doc.com is an AI-powered digital healthcare platform that links and refers patients with medical specialists who provide free initial consultations with physicians, psychologists, and veterinarians. The company also sells over-the-counter products to directly patients and plays educational videos and adverts while patients are waiting. By suggesting improvements in diagnosis to the medical experts and providing data on telehealth consultations, artificial intelligence will be used to expedite consultation with the doctors in order to enhance healthcare results.

Expected revenue streams include the sale of over-the-counter products directly to customers, charging the consumer directly for over-the-counter sales, and displaying advertisements to patients while they wait to speak with a healthcare professional. Our initial target market is smartphone-owning patients in the United States in need of over-the-counter healthcare supplies.

If a person wants to use the Company’s services, the person logs onto the Company’s website (Doc.com) and downloads the Company’s app. Once the app is downloaded, the person fills out the required information (i.e. name, address, date of birth, name of health care insurance company, etc.). Once the required information is entered the person, who is now a client, is referred and connected to a general practice physician, psychologist, or veterinarian. The healthcare professional consults with the client regarding the client’s healthcare problem. If the client requires a specialist, such as a cardiologist, the physician advises the client to contact a specialist for treatment. Doc.com will charge service fee charged directly to consumer for calls more than 15 minutes (this Doc.com service fee has nothing to do with the healthcare provider charges via client’s insurance company). The first 15 minutes of the consultation are free of charge. Any time in addition to the first 15 minutes is charged to the client directly as service fee. If a prescription is needed, the healthcare professional sends the prescription to the pharmacy designated by the client directly, or the client can then pick up the prescription at the pharmacy, and or the Company will arrange to have medication delivered to the client for extra fees charged directly to the client.

Currently we have developed four apps that are currently being beta tested and updated for our launch.  The apps consist of an app for users where they can consult with healthcare professionals and buy products, view their balance, track orders, and view healthcare history. The second app is our vendors app where vendors who manufacture and/or distribute over the counter products can load inventory to the doc.com marketplace, receive orders, view their sales metrics, and manage their inventory. The third app is our app designed for healthcare professionals where they can receive telemedicine calls, upload their licensing documents to be approved to receive telemedicine calls, view their consultation history, view their balance and manage their profile as healthcare professionals. The final and fourth app we have built is our administrative app where we can manage and approve vendors and healthcare professionals, view metrics and change graphics for our marketplace.   Our apps are being tested currently and updates are being made to ensure they are ready for launch.

Doc.com relies on its apps, information technology systems and networks to process, transmit, and store electronic information, and to manage or support a variety of our business processes and activities. We also use information technology systems and networks to communicate with our employees, customers, suppliers, and other third parties. In addition, we collect and store sensitive data, including intellectual property, proprietary business information, personal information of our employees and customers, and financial information, in our data centers and on our networks. The secure operation of our application, and the processing and maintenance of this information, are critical to our business operations and strategy. (Please see Risk Factors, page 6)

Doc.com use secure HIPPA compliant servers and follow cyber security protocols that are standard in the healthcare industry for data management. We also have consulted with cybersecurity experts to optimize our strategy and protect us from attacks and our development team is constantly optimizing our cybersecurity initiatives.

For patients who wish to speak to a healthcare professional for more than 15 minutes packages will be available for purchase in the future. Based on our future launch we will determine the size and cost of the minute packages. We plan on charging in blocks of 5 minutes for a flat fee.  We have not decided on the pricing yet.

We have not chosen a pharmacy partner yet but have spoken to four candidates in California, Florida, Pennsylvania and New York who are capable of shipping medications nationwide. We will make the decision of what pharmacy partner we plan on using within the first 30 days after our filing is approved. (Please see Risk Factors, page 9)

The pharmacy partners we have spoken with are able to offer us special pricing for generic drugs based on our estimated volume so we can pass the savings to our clients.

Doc.com’s platform connects patients with healthcare professionals. Our medical directors and team of healthcare directors will review cases on a weekly basis with the support of AI analytics to improve call times and improve patient outcomes.  Our business model’s profitability is dependent on patient customers buying more than once from our platform. Giving 15 minute consultations for free is costly and increases our operating costs and reduces profitability but leads to more patients, which increases potential sales and growth.

Over the counter products can be purchased from our apps and our upcoming redesigned website. In most cases products purchased will be drop shipped from their retailers or manufacturers. In the future we plan on buying products in bulk and selling our own branded products as well and we may have to obtain storage facilities to hold inventory.

Our legal relationship is as a service provider:  We connect healthcare professionals to patients directly, and we will have a service agreement that has yet to be created where we offer a service connecting patients to healthcare professionals and charge a service fee based on time blocks directly to consumers.

The timeline regarding our final testing and launch for our apps will be within the next 60 days.  We are currently doing testing of our apps and the launch will happen before the end of 2023 pending acquiring financing in time.

Marketing

We will maintain an extensive marketing campaign that will ensure maximum visibility for the business. We want to develop an online presence and we have developed the “DOC.COM” website and placed our name and contact information with online directories.

Management intends to use a qualified PR, advertising and marketing firm to help the business reach its intended patient audience within the targeted market. This campaign will include the use of traditional print and media advertising as well as the Internet. Direct advertising campaigns will be significant to the Company as a telehealth services provider to a wide range of patient types. We plan on using celebrity ambassadors to increase awareness of our no initial cost services that benefit the uninsured populations as well as those people needing to speak to a healthcare professional for guidance in their healthcare journey.

We will also maintain a website that will feature information regarding the company, testimonials from patients, contact information, and growth plans to new regions as well as an AI chatbot to serve patients who want to ask general healthcare questions before choosing to contact a healthcare provider through our website. We intend to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising as well as advertisements on Facebook and Instagram and other media outlets. Celebrity ambassadors and social media influencers will also be used to increase awareness of the types of services we offer.

Competition

There are few barriers of entry in the business and the level of competition is extremely high. There are many prominent competitors to our business. Many of these companies may have a greater, more established customer base than us and have access to larger sums of capital.

We plan to offer initial no cost consultations with healthcare professionals and competitive prices on prescription by obtaining special prices from pharmacy partners and over-the- counter products, as well as multiple delivery options for products such as quick home delivery through a delivery driver network in certain regions, as well as standard and expedited shipping nationwide.

Offices

Our principal offices are located at 408 Broadway 2nd floor, New York, New York 10013. Our telephone number is

+19178071141. This location will serve as our primary executive offices during the initial stage.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. See the “Risk Factors” section of this Offering Circular for a discussion of the laws and regulations which pertain to our business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or copyrights. We filed for the Doc.com trademark and it is currently pending.

MANAGEMENT

Our directors and officers currently serving our Company is as follows:

Name	Age	Positions
Charles Nader	39	President, CEO and a Director
Patrick Devereaux	38	Director, CFO and a Director
Jamie Freed	46	Director of Marketing, Public Relations and Communications and a Director

Set forth below is a brief description of the background and business experience of our officers and directors for the past five years.

Charles Nader, President and Chief Executive Officer

Charles Nader has been our President and Chief Executive Officer since March 2021. Mr. Nader was previously the founder of companies outside the United States in the healthcare industry, Doctordice.com, an electronic healthcare platform in Mexico that is no longer operational.

In 2015 Mr. Nader was accepted into the “Technology enabled blitzscaling” program at Stanford University where he went to study the methodology of scaling technology companies worldwide.

From 2016 to 2023 Mr. Nader spent time studying the healthcare industry worldwide, speaking to government officials in several countries as well as private industry to develop the Doc.com platform and create a form of free basic healthcare. Mr. Nader received an honorary doctorate degree in 2023 by the World Leaders Organization for his work in designing and advocating for a sustainable and scalable business model that provides free basic healthcare for all which is the underlying mission of Doc.com’s business model.

Patrick Devereaux, Chief Financial Officer

Patrick Devereaux has been our Chief Financial Officer since July 2023. Mr. Devereaux is a seasoned executive and accountant who has successfully helped raise capital and set up accounting systems, and controls for client companies and as acting Chief Financial Officer. Mr. Devereaux has over 150 academic credits from Southern New Hampshire University.

Mr. Devereaux started his professional career as a Staff Accountant at Maloney and Kennedy PLLC, a New Hampshire based CPA firm in 2010 while attending graduate school. It is here where Mr. Devereaux practiced as an outside auditor, and also practiced tax consulting. In 2013 Mr. Devereaux left the firm to start his accounting and tax consultancy firm, and practiced until early 2023.

In 2018, Mr. Devereaux became the CFO of Isegoria, Inc., a video and social media platform utilizing emerging technologies. Through his efforts, Isegoria was able to raise roughly $500,000 through Wefunder then $2,500,000 via Reg D private placements. In 2022, Mr. Devereaux stepped down from that position.

Jamie Freed, Director of Marketing, Public Relations, and Communications

Since June 2013 Jamie Freed has been our Director of Marketing, Public Relations, and Communications. Since June 2008 Mr. Freed has been the Chief Executive Officer of Freed Management Inc., a firm based in Los Angeles which provides celebrity management, branding, marketing, and consulting and services.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officers.

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($) (1)	Bonus ($)	Total Compensation ($)
Charles Nader	2022	$70,488	-	$70,488
	2021	$-	-	$-

Patrick Devereaux and Jamie Freed did not become officers until 2023.

The following shows the amount we expect to pay to our officers, depending upon available funding, and the amount of time our officers expect to devote to our business during the twelve months ending November 30, 2024.

Name	Projected Monthly Compensation	Percent of Time to Be Devoted to our Business
Charles Nader	$20,000	100%
Patrick Devereaux	$12,500	100%
Jamie Freed	$25,000	100%
Employment agreements

The Company has employment agreements, which expire in 2020, with Patrick Devereaux and Jamie Freed.

Director compensation

As of the date of Offering Circular we had not compensated any person for acting as a director.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of the date of this Offering Circular, certain information regarding beneficial ownership of our common stock by:

●Each executive officer

●Each person known to us to beneficially own 5% or more of our common stock;

●Each director; and

●All of our executive officers and directors as a group,

Class A & B Common Stock:

	Amount and Nature of Beneficial Control	Percent of class Before Offering	Percent of class After Offering	Percent of voting power of class pre-Offering	Percent of voting power of class post-Offering
Name of Beneficial Owner (1)	(2)	(3)	(4)	(5)	(6)
Directors and Officers:

Charles Nader,
Chairman, Director, Chief Executive Officer
Class A shares	145,000,003.50	89.13%	77.26%	31.340%	29.733%

Charles Nader,
Chairman, Director, Chief Executive Officer
Class B shares (20X vote)	15,000,000	100.00%	100.00%	64.841%	61.52%

Charles Nader total voting power				96.180%	91.250%

Patrick Devereaux, Director, CFO
Class A shares	415,000	0.255%	0.221%	0.090%	0.085%

Jamie Freed, Director,
class A shares	8,000,000	4.91%	4.262%	1.729%	1.640%

DESCRIPTION OF SECURITIES

Class A Common Stock

Voting Rights. The holders of the Class A common stock are entitled to one vote for each share held on record on all matters submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of our Class A common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our Class A common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then- outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of our Class A common stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the Class A common stock.

As of the date of this Offering Circular we had not appointed a transfer agent.

PLAN OF DISTRIBUTION

The Company is offering up to 25,000,000shares of its common stock, at an offering price of $0.01 per share (the "Offered Shares"). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to ninety (90) days or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). There is no minimum purchase requirement for an investor.

Subscriptions are irrevocable and the purchase price is non-refundable. All proceeds received by the Company from subscribers for the Offered Shares will be available for use by the Company upon acceptance of subscriptions by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F) of the Securities and Exchange Commission.

This Offering will be conducted on a “best-efforts” basis. The Class A shares will be offered by the Company’s officers and directors. Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, of the Securities and Exchange Commission. No person will receive any commission or any other remuneration in connection with this Offering.

Pricing of the Offering

As of the date of this Offering Circular there was no public market for the Company’s common stock. The public offering price was arbitrarily determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-the Company’s history and prospects and the history of and prospects for the industry in which the Company competes;

-the Company’s past and present financial performance;

-the Company’s prospects for future earnings and the present state of its development;

-the general condition of the securities markets at the time of this Offering; and

-other factors deemed relevant by the Company.

How to Subscribe

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the common stock in this offering, you should complete the following steps:

1.Go to the subscription link, click on the "Invest Now" button;

2.Complete the online investment form;

3.Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account;

4.Once funds or documentation are received an automated AML verification will be performed to verify the identity and status of the investor;

5.Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

SHARES ELIGIBLE FOR FUTURE SALE

All of our outstanding shares not sold in this Offering will be “restricted securities”" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rule is summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale;

provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons relying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Hart & Hart, LLC, Denver, Colorado.

EXPERTS

The audited financial statements for the period March 31st, 2021 to December 31st 2022, that have been included in this Offering Circular have been audited by Fruci & Associates II, PLLC, and are included in the reliance on their report, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION

The Delaware General Corporation Law provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that one of our directors, officers or controlling persons is successful in the defense of any action, suit or proceeding in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. The SEC maintains an Internet website that contains reports, and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

DOC.COM INC (DOC.COM INC)
Index to Audited Financial Statements
For the Period March 31, 2021 (Inception) to December 31, 2022
Page	27
Audited financial Statements
Report of independent registered public accounting firm	28

Balance sheets as of December 31, 2022	29

Statements of operations from March 31, 2021 (Inception) through December 31, 2022	30

Statements of stockholders' equity from March 31, 2021 (Inception) through December 31, 2022	32

Statements of cash flows from March 31, 2021 (Inception) through December 31, 2022	33

Notes to the financial statements	34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Doc.com, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Doc.com, Inc. (“the Company”) as of December 31, 2022 and 2021, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the year ending December 31, 2022 and for the period from March 31, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the year ending December 31, 2022 and for the period from March 31, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred net losses since inception. This factor, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2023. Spokane, Washington October 6, 2023

Doc.Com Inc BALANCE SHEETSAs of December 31, 2022 and 2021

Assets Current Assets: Cash and Cash Equivalents	2022 $ 397	2021 -
Salary Advance	49,303	-
Total Current Assets Total Assets	49,700 49,700	- -

Liabilities and Shareholders' Equity

Liabilities:

Current Liabilities:

Accounts Payable	$ 289,660	$ -
Total Current Liabilities	289,660	-

Shareholders' Equity:

Preferred Shares, (75,000,000 shares authorized, $.000001 par value, 0 issued as of December 31, 2022 and 2021, respectively)

Common stock, Class A (800,000,000 shares authorized,

$.000001 par value 119,179,504 and 0 issued as of December 31, 2022 and 2021, respectively)119

Common stock, Class B (50,000,000 shares authorized, $.000001 par value 0 issued as of December 31, 2022 and 2021, respectively)

Common stock, Class C (75,000,000 shares authorized, $.000001 par value 0 issued as of December 31, 2022 and 2021, respectively)

Additional Paid in Capital	840,549
Retained Deficit	(1,080,628)	-
Total Shareholders' Equity	(239,960)	-
Total Liabilities and Shareholders' Equity	$49,700	$-

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Doc.com Inc

STATEMENTS OF OPERATIONS

For the period March 31st, 2021 (inception) to December 31st, 2022

	2022	2021
Revenues Cost of revenues	$ - -	$ - -
Gross profit (loss)	-	-

Operating expenses:

General and Administrative	144,319	-
Officers Compensation	70,048
Salaries and Wages	48,077
Payroll Taxes	9,571
Research and Development	118,539
Contractors	266,483
Advertising and Marketing	110,793
Legal and Professional Fees	312,799
Total operating expenses	1,080,628	-
Operating Loss	(1,080,628)	-
Pretax Loss	(1,080,628)	-
(Provision)/benefit for income taxes	-	-

Net loss	$ (1,080,628)	$ -
Comprehensive Net Loss	$ (1,080,628)	$-
Earnings Per Share: Basic	$ (0.01)	$-
Diluted	$ (0.01)	$-
Shares used in computing Earnings Per Share:
Basic	119,179,504	-
Diluted	119,179,504	-

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

DOC. COM INC
STATEMENTs OF SHAREHOLDERS’ EQUITY/(DEFICIT)
For the period March 31st, 2021 (inception) to December 31st, 2022

			Class A		Class B		Class C
	Preferred Stock		Common Stock		Common Stock		Common Stock
	# Shares	$ at par	# Shares	$ at par	# Shares	$ at par	# Shares	$ at par	Additional Paid-In Capital	Retained Deficit	Total Shareholders’ Equity/(Deficit)
March 31st, 2021

2021 Net Loss										-
Balance as of December 31, 2021	-	-	-	-	-	-	-	-	-	-	-

2022 Issued shares
Compensation	-	-	118,290,757	118	-	-	-	-	82,580	-	82,698
Stock purchase agreements	-	-	888,747	1	-	-	-	-	757,969	-	757,970
2022 Net loss										(1,080,628)	(1,080,628)
Balance as of December 31, 2022	-	$ -	119,179,504	$ 119	$ -	$ -	$ -	$ -	$ 840,549	$(1,080,628)	(239,960)

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Doc.com Inc STATEMENTS OF CASH FLOWS

For the period March 31st, 2021 (inception) to December 31st, 2022

	2022	2021
Cash flows from Operating Activities
Net loss	$ (1,080,628)	$-
Add back: Stock Compensation Adjustments to reconcile Net Income to net cash used in operations: Net (increase)/decrease in Salaries Advance	82,698 (49,303)
Net increase/(decrease) in Accounts Payable	289,660	-
Net cash used in Operating Activities	(757,573)
Cash flows from Investing Activities
Net cash provided by Investing Activities	-	-
Cash flows from Financing Activities
Proceeds from the Issuance of Stock	757,970	-
Net cash provided by Financing Activities	757,970	-
Net change in Cash and Cash Equivalents	397	-
Cash and Cash equivalents at the beginning of period Cash and Cash equivalents at the end of period	- $ 397	-
Supplemental disclosure of Cash Flow information
Cash paid for interest Cash paid for taxes	- 9,571	- -

DOC.COM INC.
Notes to the Financial Statements
For the period March 31st, 2021 (inception) to December 31st, 2022

NOTE 1 - NATURE OF OPERATIONS

Doc.com was incorporated in Delaware on March 31, 2021(the “Company”). The Company is developing telehealth services for consumers and corporate clients and governments. The Company also plans to sell over-the-counter products and epidemiological analytics.

To date, the Company’s activities have been limited to raising capital, organizational matters, launching the Company’s website and the structuring of its business plan. The Company has not generated any revenue since inception.

Doc.com will be a digital healthcare company that provides initial no cost consultations to patients with doctors, psychologists and veterinarians and sells over the counter products to patients as well as displays educational content and advertisements during waiting periods. Artificial intelligence will be used to speed up consultation times and improve healthcare outcomes by suggesting improvements in diagnosis to healthcare professionals and offering statistics on telehealth consultations. Expected revenue streams are through the sale of over-the-counter products, billing insurance companies for those patients who have insurance by billing through a billing partner and charging a service fee and displaying ads to patients during the waiting period to speak to a healthcare professional. Our initial target market is patients in the United States who have smartphones and need prescription drugs or over-the-counter healthcare products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included. Subsequent to the statement periods, the Company’s shareholders approved a 3.5 for 1 forward stock split, and the conversion of 15,000,000 Class A shares to 15,000,000 Class B shares. All per share values and total number of shares outstanding have been retrospectively updated, as required.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term. All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2022, the Company is operating as a going concern. See Note Note 7 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and 2021, the Company had $397 and $0 cash on hand.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include.

As of December 31, 2022, there were no assets which met the capitalization threshold.

Fair value measurements

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

●Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Earnings Per Share

Earnings per share and diluted earnings per share, which are the same as the date of issued financial statements, are based on shares issued and retrospectively adjusted for the forward stock split.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

For current period, the Company is taxed as an C corporation. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with supplies and customers, as of March 2021. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps:

(i)identify the contract(s) with a customer,

(ii)identify the performance obligations in the contract,

(iii)determine the transaction price,

(iv)allocate the transaction price to the performance obligations in the contract and

(v)recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expenses until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

In 2022, the Company expensed 100 percent of the development costs in research and development. Previously, in 2021, there were no costs to expense. The Company routinely evaluates both the technological feasibility and the estimate of development costs, payroll expense and data subscription expenses utilized in this calculation.

Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of research and development costs. Upon reaching technological feasibility, the company amortizes the capitalized costs over a period of 3-5 years.

Research and Development

Research and development costs are charged to operations when incurred, The amounts charged in 2022 and 2021 were $118,539 and $0, respectively.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America in the name of the Manager, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2017, FASB issued ASU No. 2017-02, “Leases (Topic 842),” that requires organizations that lease assets, referred to as "lessees," to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2017-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The

Company has evaluated the effect that the updated standard will have on its financial statements and related disclosures. The Company has adopted this standard.

In May 2018, FASB issued ASU 2018-09, “Compensation- Stock Compensation (Topic 718): Scope of Modification Accounting”, clarifies such that an entity must apply modification accounting to changes in the terms or conditions of a share-based payment award unless all of the following criteria are met: (1) the fair value of the modified award is the same as the fair value of the original award immediately before the modification. The ASU indicates that if the modification does not affect any of the inputs to the valuation technique used to value the award, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the modification; and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the modification. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, including interim periods within those years. Early adoption is permitted, including adoption in an interim period. The Company has adopted this standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – SOFTWARE DEVELOPMENT COSTS

As discussed above, the Company has expensed its software development costs (“SDCs”) during this start-up period. The Company then will amortize the SDCs over their estimated useful life of five years, once technological feasibility is achieved. The Company amortizes technologically feasible internally developed software over a 5- year period. The Company has not met technological feasibility yet, there for all costs have been expensed in Research and Development.

The Company monitors the carrying value of the SDCs for impairment. As of December 31, 2022 the Company has not yet recorded any impairment of the SDCs.

NOTE 4 – INCOME TAX PROVISION

The Company accounts for income taxes as set forth in ASC 740, Income

Taxes. Deferred taxes are determined based on the temporary differences between the consolidated financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company is taxed as a corporation. The Company estimates it will have a net operating loss carryforward of

$1,080,628 as of December 31, 2022. The Company pays federal and Delaware income taxes at a combined effective rate of approximately 29.70% and has used this effective rate to derive a net deferred tax asset of $320,947 as of December 31, 2022, resulting from its net operating loss carryforward. Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero, there was no net operating loss recorded for December 31, 2022, on the face of the financial statements. The 2022 tax returns have not yet been filed as of the issuance of these financial statements. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 5– SHAREHOLDERS’ EQUITY

Stock Split

On February 28, 2023 the Company’s shareholders approved a 3.5 for 1 forward stock split. The impact on the financial statements is related to the presentation of Preferred, Class A, B, and C, stock on the financial statements and updated earnings per share retrospectively. The Company had 33,769,667 shares issued previous to the retrospectively presented forward stock split, as of December 31, 2022.

Common Stock

The Company has 3 classes of Common Stock A, B and C. Each Class A share is entitled to one vote per share. The Company has authorized 800,000,000 shares of Class A stock par value $.000001 Of the Class A shares, the

Company has 119,179,504, and 0 shares outstanding post forward stock split as of December 31, 2022 and 2021, respectively. There are 50,000,000 Class B Common Stock authorized, which have 20 votes per share, and as of December 31, 2022, there are 15,000,000 Class B Common shares have been issued and outstanding as of the date of the offering circular. There are 75,000,000 Class C Common Stock and as of December 31st, 2022, no Class C shares have been issued.

Common A Shares outstanding is capital raised via exempt private placement in 2022 for the consideration of

$757,970 and a total of 888,747 shares, retrospectively adjusted for the forward split. Common A outstanding also includes 96,926 post-split shares priced at $0.85 per share, evidenced by the three Board Advisory agreements issued in 2022. Each of the board agreements has a one-year term and has varying starting and ending dates. The Company accrued consulting fees for the Board Advisory agreements of $82,664 and 0 as of December 31, 2022 and 2021, respectively. The Company will accrue $96,435 in additional consulting fees in 2023 and issue 113,074 Class A shares in 2023 for the remainder of the Board Advisory agreements. The Company issued Founder Class A shares to the current CEO in 2022 in the amount of 118,193,831 and 0 shares as of December 31, 2022 and 2021, respectively.

Preferred Stock

The Company has 75,000,000 Preferred Stock authorized, as of the date of these statements. There are no Preferred Stock issued or to be issued.

NOTE 6 – RELATED PARTY TRANSACTIONS

A Salary Advance is due from the current CEO and expected to be paid back via future payroll deductions, and totals

$49,303 for 2022. There were no Salary Advances in 2021. The Company expects to be paid back these Advances in the 4th quarter of 2023.

NOTE 7– GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30th, 2023, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business. As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at December 31st, 2022, of ($1,080,628). This factor among others raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available (see Note 8)

NOTE 8 – SUBSEQUENT EVENTS

Anticipated Securities Offering

During 2023, the Company is planning to raise capital through the issuance of securities exempt from registration under Regulation A and under Regulation D 506b. The Company is seeking qualification to raise a total of

$250,000 by selling up to 25,000,000 shares of Class A common stock at a price of $0.01 per share under Regulation A, but this cannot be assured. The offering being planned is a continuous offering for a period of twelve months from the date the Offering is qualified by the SEC.

Stock Spilt and Class B Stock Issuance

The Company’s shareholders approved a 3.5 for 1 forward stock split on February 28, 2023. The forward stock split has been retrospectively applied to all periods presented. The Company also converted 15,000,000 Class A shares to Class B shares, all of which are held by the current CEO.

Capital Raised

During 2023, the company raised $709,178 via convertible notes. It is expected that most, if not all, will be converted to stock which could result in a maximum of 1,361,621 Common A stock being issued against those notes. The notes are due and payable on various future dates within a 24 month period of singing and bear interest at 20% per year and are convertible into shares of the Company’s Class A common stock at a conversion rate of

$0.75 per share.

Accounts Payable Settlements

During 2023, the Company issued 15,321 Class A Common Stock to settle debts with a vendor, reducing accounts payable by $122,568. The settlement of debt with equity transaction will result in a realized gain of

$109,545 in 2023.

Stock Issued for Services

During 2023, the Company issued an additional 53,950,127 post-split Class A Common Stock for services rendered..

Management’s Evaluation

Management has evaluated subsequent events through October 6, 2023, the date the financial statements were available to be issued and no other material events require disclosure.

Unaudited Financial Statements – June 30th, 2023Page

Balance Sheet1

Statement of Operation2

Statements of Shareholders’ Equity3

Statement of Cash Flows4

Notes to Financial Statements5-11

Doc.Com Inc INTERIM BALANCE SHEET

As of June 30, 2023

2023

Assets

Current Assets:

Cash and Cash Equivalents	$ 115,772
Salary Advance	55,068
Total Current Assets	170,840
Property, Plant, and Equipment, net Depreciation (see note 5)	34,667
Total Assets	$ 205,507

Liabilities and Shareholders' Equity

Liabilities:

Current Liabilities:

Accounts Payable	$ 316,955
Total Current Liabilities	316,955
Long-Term Debt-(see note 4)	642,178
Total liabilities	959,133

Shareholders' Equity:

Preferred Shares, (75,000,000 shares authorized, $.000001 par value, 0 issued as of June 30, 2023)-

Common stock, Class A (800,000,000 shares authorized,

$.000001 par value 125,249,245 and 119,179,504 issued as of June 30, 2023)125

Common stock, Class B (50,000,000 shares authorized, $.000001 par value

15,000,000 and 0 issued as of June 30, 2023)15

Common stock, Class C (75,000,000 shares authorized, $.000001 par value

0 issued as of June 30, 2023)	-
Additional Paid in Capital	924,546
Retained Deficit	(1,678,312)
Total Shareholders' Equity	(753,626)

Total Liabilities and Shareholders' Equity	$ 205,507

Doc.com Inc

STATEMENT OF OPERATIONS

For the periods January 1, 2023 through June 30, 2023 and January 1, 2022 through June 30, 2022

 2023  2022

Revenues$-$-

Cost of revenues  -  - Gross profit (loss) -  -

Operating expenses:

General and Administrative	19,881	109,170
Depreciation	5,333	-
Officers Compensation	-	35,769
Salaries and Wages	-	23,846
Payroll Taxes	-	5,095
Research and Development	-	2,211
Contractors	302,407	245,955
Advertising and Marketing	105,093	29,960
Legal and Professional Fees 164,970 146,859
Total operating expenses	597,684	598,865
Operating Loss	(597,684)	(598,865)
Pretax Loss	(597,684)	(598,865)
(Provision)/benefit for income taxes	-	-
Net loss	$ (597,684)	$ (598,865)
Comprehensive Net Loss	$ (597,684)	$ (598,865)
Earnings Per Share: Basic	$ (0.00)	$ (0.01)
Diluted	$ (0.00)	$ (0.01)
Shares used in computing Earnings Per Share:
Basic	140,249,245	119,023,951
Diluted	140,249,245	119,023,951

DOC.COM INC
STATEMENT OF SHAREHOLDERS’ EQUITY/(DEFICIT)
For the period December 31, 2021 to June 30, 2023

			Class A		Class B		Class C
	Preferred Stock		Common Stock		Common Stock		Common Stock
	# Shares	$ at par	# Shares	$ at par	# Shares	$ at par	# Shares	$ at par	Additional Paid-In Capital	Retained Deficit	Total Shareholders’ Equity/(Deficit)
Balance as of December 31, 2021	-	-	-	-	-	-	-	-	-	-	-

2022 Shares Issued
Compensation			118,290,757	118					82,580		82,698
Stock purchase agreements			888,747	1					757,969		757,970
2022 Net Loss										(1,080,628)	(1,080,628)
Balance as of December 31, 2022	-	-	119,179,504	119	-	-	-	-	840,549	(1,080,628)	(239,960)

June 30, 2023 Shares Issued
Compensation	-	-	6,069,742	6	15,000,000	15	-	-	83,997		84,018
Stock purchase agreements	-	-	-	-	-	-	-	-	-	-	-
June 30, 2023 Net loss										(597,684)	(597,684)
Balance as of June 30, 2023	-	$ -	125,249,245	$ 125	15,000,000	$ 15	-	$ -	$ 924,546	$(1,678,312)	(753,626)

Doc.com Inc

STATEMENT OF CASH FLOWS

For the periods January 1, 2023 through June 30, 2023 and January 1, 2022 through June 30, 2022

Cash flows from Operating Activities	2023	2022
Net loss	$ (597,684)	$ (598,865)
Add back: Depreciation	5,333	-
Add back: Stock Compensation	84,018	-
Adjustments to reconcile Net Income to net cash
used in operations:
Net (increase)/decrease in Salaries Advance	(5,765)	(12,400)
Net increase/(decrease) in Accounts Payable	27,295	78,606
Net cash used in Operating Activities	(486,803)	(532,659)
Cash flows from Investing Activities
Net(increase)/decrease in Investments	(40,000)	-
Net cash provided by Investing Activities	(40,000)	-
Cash flows from Financing Activities
Proceeds from the Issuance of Stock	-	707,995
Proceeds from the Issuance of Debt	642,178	-
Net cash provided by Financing Activities	642,178	707,995
Net change in Cash and Cash Equivalents	115,375	175,336
Cash and Cash equivalents at the beginning of period	397	-
Cash and Cash equivalents at the end of period	$ 115,772	$ 175,336
Supplemental disclosure of Cash Flow information
Cash paid for interest	-	-
Cash paid for taxes	-	-

DOC.COM INC.
Notes to the Financial Statements
For the interim period then ended June 30, 2023

NOTE 1 - NATURE OF OPERATIONS

Doc.com was incorporated in Delaware on March 31, 2021(the “Company”). The Company is developing telehealth services for consumers and corporate clients and governments. The Company also plans to sell over-the-counter products and epidemiological analytics.

To date, the Company’s activities have been limited to raising capital, organizational matters, launching the Company’s website and the structuring of its business plan. The Company has not generated any revenue since inception.

Doc.com will be a digital healthcare company that provides initial no cost consultations to patients with doctors, psychologists and veterinarians and sells over the counter products to patients as well as displays educational content and advertisements during waiting periods. Artificial intelligence will be used to speed up consultation times and improve healthcare outcomes by suggesting improvements in diagnosis to healthcare professionals and offering statistics on telehealth consultations. Expected revenue streams are through the sale of over-the-counter products, billing insurance companies for those patients who have insurance by billing through a third party billing partner and charging a service fee and displaying ads to patients during the waiting period to speak to a healthcare professional. Our initial target market is patients in the United States who have smartphones and need prescription drugs or over- the-counter healthcare products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These interim financial statements are unaudited and have been prepared in accordance with the rules of the Securities and Exchange Commission for interim statements. Certain information and footnote disclosures required by United States Generally Accepted Accounting Principles (“U.S. GAAP”) have been condensed or omitted as permitted by such rules, although the Company believes that the disclosures included are adequate to make the information presented not misleading. The interim financial statements included herein are expressed in United States dollars. In the opinion of management, all adjustments (all of which are of a normal recurring nature) and disclosures necessary for a fair presentation of these interim financial statements have been included.

Subsequent to the statement periods, the Company’s shareholders approved a 3.5 for 1 forward stock split, and the conversion of 15,000,000 Class A shares to 15,000,000 Class B shares. All per share values and total number of shares outstanding have been retrospectively updated, as required.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term. All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of June 30th, 2023, the Company is operating as a going concern. See Note Note 9 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30th, 2023 the company had $115,772 in cash and cash equivalents.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include.

As of June 30th, 2023 the Company had $40,000 worth of property, plant, and equipment to depreciate over its expected life of 5 years.

Fair value measurements

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

●Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Earnings Per Share

Earnings per share and diluted earnings per share, which are the same as the date of issued financial statements, are based on shares issued and retrospectively adjusted for the forward stock split.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

For current period, the Company is taxed as an C corporation. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30th, 2023, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with supplies and customers, as of March 2021. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps:

(i)identify the contract(s) with a customer,

(ii)identify the performance obligations in the contract,

(iii)determine the transaction price,

(iv)allocate the transaction price to the performance obligations in the contract and

(v)recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs and Amortization

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model.

In 2022, the Company expensed 100 percent of the development costs in research and development. Previously, in 2021, there were no costs to expense. The Company routinely evaluates both the technological feasibility and the estimate of development costs, payroll expense and data subscription expenses utilized in this calculation.

Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of research and development costs. Upon reaching technological feasibility, the company amortizes the capitalized costs over a period of 3-5 years.

Research and Development

Research and development costs are charged to operations when incurred, The amounts charged were $0 as of June 30th, 2023

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America in the name of the Manager, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2017, FASB issued ASU No. 2017-02, “Leases (Topic 842),” that requires organizations that lease assets, referred to as "lessees," to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2017-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The

Company has evaluated the effect that the updated standard will have on its financial statements and related disclosures. The Company has adopted this standard.

In May 2018, FASB issued ASU 2018-09, “Compensation- Stock Compensation (Topic 718): Scope of Modification Accounting”, clarifies such that an entity must apply modification accounting to changes in the terms or conditions of a share-based payment award unless all of the following criteria are met: (1) the fair value of the modified award is the same as the fair value of the original award immediately before the modification. The ASU indicates that if the modification does not affect any of the inputs to the valuation technique used to value the award, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the modification; and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the modification. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, including interim periods within those years. Early adoption is permitted, including adoption in an interim period. The Company has adopted this standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – SOFTWARE DEVELOPMENT COSTS

As discussed above, the Company has expensed its software development costs (“SDCs”) during this start-up period. The Company then will amortize the SDCs over their estimated useful life of five years, once technological feasibility is achieved. The Company amortizes technologically feasible internally developed software over a 5- year period. The Company has not met technological feasibility yet, there for all costs have been expensed in Research and Development.

The Company monitors the carrying value of the SDCs for impairment. As of June 30th, 2023 the Company has not yet recorded any impairment of the SDCs.

NOTE 4 – LONG-TERM DEBT

The Company has procured borrowings to fund working capital needs from the founders/management team as well as from the issuance of convertible notes. As of June 30th, 2023 , the Company raised $642,178 via convertible note instruments. It is expected that most, if not all, will be converted to stock which could result in a maximum of 1,038,684 Common A stock being issued against those notes. The notes are due and payable two years after the date of the notes, bear interest at 20% per year and are convertible into shares of the Company’s Class A common stock at a conversion rate of $0.75 per share.

NOTE 5 – Depreciation

As discussed above, the Company capitalizes its property, plant, and equipment and then depreciates the assets over their expected lives. As of June 30th, 2023 the Company has $5,333 in recognized depreciation expense.

NOTE 6 – INCOME TAX PROVISION

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income

Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company is taxed as a corporation. The Company estimates it will have a net operating loss carryforward of

$1,678,312 as of June 30th, 2023. The Company pays federal and Delaware income taxes at a combined effective rate of approximately 29.70% and has used this effective rate to derive a net deferred tax asset of $498,459 as of June 30th, 2023 resulting from its net operating loss carryforward. Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero, there was no net operating loss recorded for June 30th, 2023, on the face of the financial statements. The 2023 and 2022 tax returns have not yet been filed as of the issuance of these financial statements. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 7– SHAREHOLDERS’ EQUITY

Stock Split

On February 28, 2023 the Company’s shareholders approved a 3.5 for 1 forward stock split. The impact on the financial statements is related to the presentation of Preferred, Class A, B, and C, stock on the financial statements and updated earnings per share retrospectively

Common Stock

The Company has 3 classes of Common Stock A, B and C. Each Class A share is entitled to one vote per share. The Company has authorized 800,000,000 shares of Class A stock par value $.000001 Of the Class A shares, the Company has issued 125,249,245 as of June 30, 2023. There are 50,000,000 Class B Common Stock authorized, which have 20 votes per share, and as of June 30, 2023 the Company has 15,000,000 Class B Shares issued. There are 75,000,000 Class C Common shares authorized and as of June 30th, 2023, no Class C shares have been issued.

Common A Shares outstanding is comprised of capital raised via exempt private placement in 2022 for the consideration of $757,970 and a total of 888,747 shares, retrospectively adjusted for the forward stock split. Common A outstanding also includes 96,926 post-split shares priced at $0.85 per share, evidenced by the three Board Advisory agreements issued in 2022 and 98,492 Class A shares accrued and issued as of June 30, 2023. Each of the board agreements has a one-year term and has varying starting and ending dates. The Company accrued consulting fees for the Board Advisory agreements of $82,664 and $83,997 as of December 31, 2022 and up to the interim period of June 30th, 2023, respectively. The Company will accrue $12,438 in additional consulting fees in July and August 2023, and issue 14583 Class A shares for the remainder of the Board Advisory agreements. The Company issued Founder Class A shares to the current CEO in 2022 in the amount of 118,193,831 and 0 shares as of December 31, 2022 and 2021, respectively.

Preferred Stock

The Company has 75,000,000 Preferred Stock authorized, as of the date of these statements. There is no Preferred Stock issued or to be issued.

NOTE 8– RELATED PARTY TRANSACTIONS

A Salary Advance is due from the current CEO and expected to be paid back via future payroll deductions, and totals

$49,303 for 2022 and 55,068 as of June 30th, 2023. There were no Salary Advances in 2021. The Company expects to be paid back these Advances in the 4th quarter of 2023.

NOTE 9– GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of June 30th, 2023, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business. As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at June 30th, 2023 of ($1,678,312). This factor among others raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available (see Note 9)

NOTE 10 – SUBSEQUENT EVENTS

Anticipated Securities Offering

During 2023, the Company is planning to raise capital through the issuance of securities exempt from registration under Regulation A. The Company is seeking qualification to raise a total of

$250,000 by selling up to 25,000,000 shares of Class A common stock at a price of $0.01 per share under Regulation A, but this cannot be assured. The offering being planned is a continuous offering for a period of twelve months from the date the Offering is qualified by the SEC.

Capital Raised

The Company raised and additional $67,000 via convertible note instruments after the statement dates. It is expected that most, if not all, will be converted to stock which could result in a maximum of 96,000 Common A stock being issued against those notes. The notes are due and payable two years after the date of the Notes, bear interest at 20% per year and are convertible into the Company’s Class A shares at a conversion rate of 0.75 per share.

Issuances

The Company has made several additional Common Stock Class A par value $.000001 per share issuances since the period of the interim financial statements. In July 2023, the Company issued an additional 4,415,000 shares as part of Patrick Devereaux an Jamie Freed’s employment agreements. The Company issued an additional 41,806,169 Common A Stock as additional Founder shares to the current CEO. The Company has also issued an additional 2,12,708.45 Common A Stock Stock as part of additional advisory agreements executed after the close of the interim financial statement period.

Accounts Payable Settlements

During 2023, the Company issued 15,321 Class A Common Stock to settle debts with a vendor, reducing accounts payable by $122,568. The settlement of debt with equity transaction will result in a realized gain of $109,545 in July 2023.

Management’s Evaluation

Management has evaluated subsequent events through October 6, 2023, the date the financial statements were available to be issued and no other material events require disclosure.

DOC.COM INC.

25,000,000 CLASS A SHARES OF COMMON STOCK

$0.01 PER SHARE

We have not authorized any dealer, salesperson or other person to give you written information other than this Offering Circular or to make representations as to matters not stated in this Offering Circular. You must not rely on unauthorized information. This Offering Circular is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Offering Circular nor any sales made hereunder after the date of this Offering Circular shall create an implication that the information contained herein nor the affairs of the Company have not changed since the date hereof.

THE DATE OF THIS OFFERING CIRCULAR IS October            2023

PART III EXHIBITS

The following exhibits are filed as part of this Offering Circular:

Exhibit

NumberDescription

2.1Articles of Incorporation, as amended*

2.2Bylaws*

3Convertible Notes*

4Subscription Agreement*

6Employment Agreements*

11.1Consent of Accountants

11.2Consent of Attorneys*

12Legal Opinion*

Filed*

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on December 1st, 2023.

DOC.COM INC.

(Registrant)

By:/s/ Charles Nader

Name: Charles Nader

Title: President and Principal

                                     Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Nader as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form Offering Statement has been signed by the following persons in capacities and on the dates indicated.

NameTitleDate

/s/ Charles Nader

Charles Nader

President and Principal Executive Officer and a Director

December 1st, 2023

/s/ Patrick Devereaux

Patrick Devereaux

Principal Financial and Accounting Officer and a Director

December 1st, 2023

/s/ Jamie Freed

Jamie Freed

Director

December 1st, 2023